UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2011 (July 19, 2011)
____________________

NALCO HOLDING COMPANY
(Exact name of registrant as specified in charter)

Delaware	001-32342	16-1701300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 W. Diehl Rd., Naperville, IL 60563 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 630-305-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On July 19, 2011, Nalco Holding Company, a Delaware corporation (“Nalco”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Nalco, Ecolab Inc., a Delaware corporation (“Ecolab”) and Sustainability Partners Corporation, a Delaware corporation and a wholly-owned subsidiary of Ecolab (“Merger Sub”).  The Merger Agreement, which has been unanimously approved by the Boards of Directors of each of Nalco and Ecolab, provides for the merger of Nalco with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving corporation in the Merger.  The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of common stock of Nalco issued and outstanding immediately prior to the effective time (other than shares that are owned by Nalco or Ecolab or any of their respective wholly-owned subsidiaries and shares with respect to which appraisal rights are properly exercised and not withdrawn) will be converted into the right to receive, at the election of the stockholder (subject to the reallocation described below): (i) 0.7005 shares of common stock, par value $1.00 per share, of Ecolab, or (ii) $38.80 in cash, without interest.  No fractional shares of Ecolab common stock will be issued in the Merger, and holders of Nalco common stock will receive cash in lieu of any fractional shares of Ecolab common stock.

The overall mix of consideration paid to stockholders of Nalco will be approximately 30% cash and 70% stock.  In order to achieve this mix of consideration, the Merger Agreement provides for adjustments to and reallocation of cash and stock elections made by Nalco stockholders, as well as the allocation of Nalco shares owned by stockholders who fail to make an election.  If Ecolab’s common stock averages below $55.39 during the 10 trading days ending on the last full trading day prior to the effective time, then any Nalco stockholder who has not made an election will be deemed to have made an election to receive cash.  If Ecolab’s common stock averages above $55.39 during such 10 day period, then any Nalco stockholder who has not made an election will be deemed to have made an election to receive stock.

Nalco stock options and other equity awards generally will convert upon completion of the Merger into stock options and equity awards with respect to Ecolab common stock, after giving effect to appropriate adjustments to reflect the consummation of the Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger, three current Nalco directors will be added to Ecolab’s Board of Directors.  At the effective time of the Merger, the number of directors constituting the Board of Directors of Ecolab is expected to be 14, including the three former Nalco directors.

The Merger Agreement contains customary representations, warranties and covenants of both Nalco and Ecolab. These covenants include, among others, (i) an obligation on behalf of both parties to operate their respective businesses consistent with past practices until the Merger is consummated, (ii) limitations on each party’s right to solicit or engage in negotiations regarding alternative business combination transactions or to withdraw the support of its Board of Directors for the Merger, and (iii) an obligation that the parties use their respective reasonable best efforts to obtain governmental, regulatory and third party approvals.

The consummation of the Merger is subject to the satisfaction or waiver of closing conditions applicable to both Nalco and Ecolab, including, among others, (i) the receipt of required regulatory approvals, (ii) the adoption of the Merger Agreement by the Nalco stockholders and (iii) the approval of the issuance of Ecolab common stock to Nalco’s stockholders by the stockholders of Ecolab.  The Merger is not subject to a financing condition.

The Merger Agreement provides for termination rights on behalf of both parties, that under specified circumstances Ecolab may be required to pay Nalco a termination fee of $135 million and that under specified circumstances Nalco may be required to pay Ecolab a termination fee of $275 million.

The Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Nalco, Ecolab or Merger Sub. The Merger Agreement contains representations and warranties that the parties made to each other as of a specific date. The assertions embodied in the representations and warranties in the Merger Agreement were made solely for purposes of the Merger Agreement and the transactions and agreements contemplated thereby among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the United States federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.02   Results of Operations and Financial Condition.

        On July 20, 2011, Nalco announced its second-quarter 2011 financial results.  A copy of that earnings release is attached as Exhibit 99.1 to this Current Report on
Form 8-K.

Item 8.01   Other Events

        On July 20, 2011, Nalco issued a press release.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Statements Regarding Forward-Looking Information

This communication contains certain statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,”  “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast”  (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the merger, integration plans and expected synergies, the expected timing of completion of the merger, and anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Nalco and Ecolab, as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These risks and uncertainties include (i) the risk that the stockholders of Nalco may not adopt the merger agreement, (ii) the risk that the stockholders of Ecolab may not approve the issuance of Ecolab common stock to Nalco stockholders in the merger, (iii) the risk that the companies may be unable to obtain regulatory approvals required for the merger, or that required regulatory approvals may delay the merger or result in the imposition of conditions that could have a material adverse effect on the combined company or cause the companies to abandon the merger, (iv) the risk that the conditions to the closing of the merger may not be satisfied, (v) the risk that a material adverse change, event or occurrence may affect Nalco or Ecolab prior to the closing of the merger and may delay the merger or cause the companies to abandon the merger, (vi) the risk that an unsolicited offer by another company to acquire shares or assets of Nalco or Ecolab could interfere with or prevent the merger, (vii) problems that may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, (viii) the possibility that the merger may involve unexpected costs, unexpected liabilities or unexpected delays, (ix) the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies currently expect, (x) the risk that the businesses of the companies may suffer as a result of uncertainty surrounding the merger and (xi) the risk that disruptions from the transaction will harm relationships with customers, employees and suppliers.

Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Nalco, Ecolab and the combined company. For a further discussion of these and other risks and uncertainties applicable to the respective businesses of Nalco and Ecolab, see the Annual Reports on Form 10-K of Nalco and Ecolab for the fiscal year ended December 31, 2010 and the companies’ other public filings with the Securities and Exchange Commission (the “SEC”). These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that Ecolab will file with the SEC in connection with the merger. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Nalco nor Ecolab undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

Additional Information and Where to Find it

Ecolab will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Nalco and Ecolab that will also constitute a prospectus of Ecolab relating to the proposed transaction.  WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Nalco, Ecolab and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement and joint proxy statement/prospectus (when they become available) may be obtained free of charge by accessing Nalco’s website at www.nalco.com by clicking on the “Investors” link and then clicking on the “SEC Filings” link or by writing Nalco at 1601 West Diehl Road, Naperville, Illinois 60563, Attention: Corporate Secretary or by accessing Ecolab’s website at www.ecolab.com by clicking on the “Investor” link and then clicking on the “SEC Filings” link or by writing Ecolab at 370 Wabasha Street North, Saint Paul, Minnesota, 55102, Attention: Corporate Secretary and security holders may also read and copy any reports, statements and other information filed by Nalco or Ecolab with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Nalco, Ecolab and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Nalco’s directors and executive officers is available in its proxy statement filed with the SEC by Nalco on March 14, 2011 in connection with its 2011 annual meeting of shareholders, and information regarding Ecolab’s directors and executive officers is available in its proxy statement filed with the SEC by Ecolab on March 18, 2011 in connection with its 2011 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.   Financial Statements and Exhibits.

           (d)             Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 19, 2011, among Ecolab Inc., Sustainability Partners Corporation and Nalco Holding Company.

99.1	Press release, dated July 20, 2011.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2011	NALCO HOLDING COMPANY

	By:	/s/ Stephen N. Landsman
Stephen N. Landsman
Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 19, 2011, among Ecolab Inc., Sustainability Partners Corporation and Nalco Holding Company.

99.1	Press release, dated July 20, 2011.